EXHIBIT 10.1
                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made this ___ day of March, 1999 and effective as of May 17, 1999 (the "Effective Date"), by and between New Commodore Cruise Lines Limited, a corporation organized under the laws of Bermuda (the "Company"), and Ronald Kurtz (the "Employee"). The Company desires to develop, promote and expand its cruise business (the "Company's Cruise Business") and to further such goals to secure the services of Employee. In consideration of the premises and the mutual agreements herein, the Company and Employee hereby agree as follows:

         1. EMPLOYMENT.

            The Company hereby employs Employee, and Employee hereby accepts and agrees to such employment, commencing on the Effective Date. Employee shall be employed by the Company as President of Crown Cruises Limited, a Bermuda corporation ("Crown"), and Executive Vice President of Commodore Holdings Limited ("Commodore"). Employee will be responsible for the sales and marketing of such Commodore products, and have such other duties and responsibilities, as determined by the Chief Executive Officer of Commodore, to whom he shall report. The persons and departments set forth on the attached organizational chart shall report to Employee. Unless earlier terminated under Sections 4 or 7 below, this Agreement shall be in effect for three years from the Effective Date (the "Term"). While employed by the Company, Employee shall not, without the prior written consent of the Company, render his professional services to anyone other than the Company, and will devote his full professional time, attention, and best efforts to the business of the Company and the fulfillment of his duties and obligations hereunder. Except as described herein, Employee will not, while employed by the Company, accept any position, employment, gratuities, compensation, promises, commitments, reimbursements or funds or the equivalent of funds from any person, corporation, partnership or other business entity whatsoever engaged in any aspect of the business in which the Company is engaged or which is a supplier or customer of the Company.

         2. COMPENSATION.

            (a) For all services rendered by the Employee pursuant to Section 1 hereof, the Company shall pay to and provide for Employee (i) a salary of $180,000 per annum and (ii) the additional benefits provided herein. Employee's salary shall be increased by 4% over the prior year's salary on each anniversary date of this Agreement.

            (b) The Company shall pay Employee an annual bonus of $30,000 (the "Bonus") plus such additional bonuses as Commodore's Board of Directors may grant to him in its sole discretion.

            (c) Employee shall receive an incentive stock option, to the extent legally available (and a non-qualified stock option to the extent an incentive stock option is not legally available) (the "Option"), to purchase 105,012 shares of the common stock, par value $.01 per share (the "Common Stock"), of Commodore. The exercise price shall be $5.00 per share. The Option shall vest in thirty-six (36) equal monthly increments commencing thirty (30) days after

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the date hereof. Once vested, the Option may be exercised, in whole or in part, at any time within ten (10) years after the date hereof; provided, however, that the exercise takes place during the time Employee is employed by Commodore or its subsidiaries or within not more than 90 days of the termination of such employment unless Employee is terminated pursuant to Section 7(i), in which case such Option shall expire on the date of such termination. The exercise price shall be payable by cashier's check on the date of exercise. The Option shall also have such other terms as are set forth in the form of the Option, which is attached hereto as EXHIBIT "A." The Company shall cause the sale of the shares of common stock underlying the Option to be registered with the Securities and Exchange Commission on the earlier of: (i) the date the Company hereafter registers the sale of shares of common stock underlying options owned by any other employee of Commodore, or (ii) two years from the Effective Date.

         3. VACATION AND OTHER BENEFITS.

            (a) During the Term, Employee shall be entitled to vacations (without deduction in compensation or benefits) of such duration and at such time or times as may be consistent with prevailing vacation policies of Commodore, but not less than four weeks per calendar year. Such vacation time shall be adjusted pro rata for the number of months worked in the initial and final partial years of the Term. Unused available vacation time shall not cumulate from year to year. Unused available vacation time shall be paid to Employee at his normal salary rate plus the pro rata portion of the Bonus and Expense Allowance (as hereafter defined) in the event of termination of this Agreement for any reason. To the extent and as soon as he is eligible, Employee may participate in any group hospitalization, medical, stock option, bonus or other similar Commodore benefit plans, including but not limited to, the Company's 401(k) retirement plan, which is or may become generally available to executive employees of Commodore.

            (b) With respect to medical insurance, Employee may elect to maintain his present insurance instead of being covered under the Company's plan. In such event, the Company will pay Employee or his designee the lesser of the cost of his medical insurance premiums or the cost to the Company of the premiums saved by not including him in the Company's plan.

         4. INCAPACITY.

            (a) If Employee is unable at any time during the Term of this Agreement to perform his services by reason of physical or mental illness or incapacity, he shall receive his then regular compensation plus the pro rata portion of the Bonus and Expense Allowance, and his health insurance benefits for a cumulative period of 90 days per calendar year (the "Medical Leave"), but in no event beyond the Term of this Agreement. Such leave time shall be adjusted pro rata for the number of months worked in the initial and final partial years of the Term. Unused Medical Leave shall not cumulate from year to year. Unused available Medical Leave shall be paid to Employee at his normal salary rate plus the pro rata portion of the Bonus and Expense Allowance in the event of termination of this Agreement for any reason. If Employee is unable to consistently perform his material duties under this Agreement for any period of 90 consecutive days by reason of physical or mental illness or incapacity, the Company shall continue payment of Employee's salary plus the pro rata portion of the Bonus and Expense Allowance, and his health insurance benefits for 90 more days after the first 90 days, PROVIDED, HOWEVER, after the second 90 days the Company may terminate this Agreement at any time without any further liability to Employee beyond the second

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90 days of salary plus the pro rata portion of the Bonus and Expense Allowance and his health insurance benefits. Periods of consecutive incapacity arising from the same mental or physical condition which are less than 90 days each shall be cumulated and considered consecutive. The Board of Directors of Commodore shall determine in its sole discretion in good faith whether Employee is ill or incapacitated for purposes of this Section 4(a).

            (b) In the event of death of Employee at any time during the Term of this Agreement, the Company shall pay to his surviving spouse, if any, the pro rata portion of the salary, Bonus and Expense Allowance to which Employee was entitled through the date of his death plus a death benefit of six months of additional salary plus the pro rata portion of the Bonus and Expense Allowance. If Employee has no surviving spouse, then the Company shall pay the aggregate amount of such pro rata portion of the salary, Bonus and Expense Allowance and death benefit to Employee's estate.

         5. EXPENSES. Employee shall be reimbursed by the Company for his ordinary and necessary business expenses upon presentation of receipts therefor to the Company. In addition, he shall receive an annual expense allowance of $20,000 (the "Expense Allowance") for his car, gas and social club membership dues to be paid to him or his designee in equal monthly installments.

         6. TERM. The initial term of this Agreement shall be for a period of three (3) years from the Effective Date unless earlier terminated under Section 4 or 7. If the Company does not offer to extend this Agreement on the same or more favorable terms, it shall notify Employee in writing not less than six months before the end of the Term hereof. Upon Employee receiving notice from the Company of its intent not to offer to extend this Agreement on the same or more favorable terms, the Company may elect to terminate this Agreement immediately upon receipt of such notice, in which case Employee shall be paid one year's salary, Bonus, Expense Allowance and health insurance benefits, or the Company may require the Employee to work until up to the end of the Term, in which case Employee shall be paid six months' salary, Bonus, Expense Allowance and health insurance benefits at the end of the Term if the Employee remains in the Company's employ during the notice period.

         7. TERMINATION FOR CAUSE. If at any time Employee shall (i) commit an act of theft or embezzlement from or fraud on the Company or Commodore; (ii) shall consistently neglect his duties while employed by the Company (except as provided in Section 4(a)), which behavior continues after receiving written notice from the Company or Commodore that he has been consistently neglecting his duties; (iii) shall willfully refuse to continue his employment with the Company, which refusal continues after receiving written notice from the Company or Commodore of such refusal (except as provided in Section 4(a)); (iv) shall fail materially to comply with the Company's or Commodore's policies in good faith, which failure continues after receiving written notice from the Company or Commodore of such failure; (v) shall be in material breach or default of this Agreement, which breach or default continues after receiving notice from the Company or Commodore of such breach or default; (vi) shall have materially breached a representation or warranty herein, which breach continues after receiving notice from the Company or Commodore of such breach; or (vii) shall commit an act of moral turpitude or illegality that brings the reputation of the Company or Commodore into public disrepute or causes the Company or Commodore to be generally viewed unfavorably by customers or suppliers, the Company may forthwith terminate this Agreement by written notice and shall have no further liability hereunder except for compensation,

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and a pro rata portion of the Bonus and Expense Allowance accrued to the date of such termination notice or the first date of willful refusal by Employee to continue his employment, as the case may be.

         8. TRADE SECRETS AND EMPLOYMENT OF COMPANY EMPLOYEES.

            (a) During the Term and thereafter, Employee shall not, except as required by Employee's duties to the Company and Commodore, without Commodore's prior written consent, directly or indirectly, disclose, furnish, or cause to be disclosed or furnished, or use to the detriment of the Company or Commodore any proprietary, confidential or trade secret information, whether or not patentable or copyrightable, belonging to the Company or Commodore, which Employee gains knowledge of during his employment and which was not known to Employee prior to his employment with the Company, whether or not developed by Employee and whether or not marked or designated as proprietary, confidential, or trade secret. Such restriction shall not apply to information which: (i) is or become generally available to the public other than as a result of a disclosure by Employee or Employee's agents of affiliates, (ii) was available to Employee on a non-confidential basis prior to its disclosure to Employee by the Company; or
(iii) becomes available to Employee on a non-confidential basis from a source other than the Company or its agents, provided that such source is not bound by a confidentiality agreement with the Company known to Employee or Employee's agents or affiliates.

            (b) For a period from the date hereof until six months from the date of his termination of employment with the Company for any reason, Employee shall not, directly or indirectly:

                (1) induce or attempt to induce away, or aid, assist or abet any other party or person in inducing or attempting to induce away any person from his or her employment with the Company or Commodore;

                (2) hire or attempt to hire any former employee of the Company or Commodore within one year after the termination for any reason of such employee's employment with the Company or Commodore;

                (3) take away or attempt to take away, or aid, assist or abet any other party or person in taking away or attempting to take away, any customers of the Company or Commodore who were such customers at the date of Employee's termination of employment; or

                (4) in any form copy, duplicate or otherwise compile any list of past, present, or potential customers of the Company or Commodore except on an as-needed basis while employed by the Company and upon termination of Employee's employment with the Company for any reason, Employee shall immediately return all such lists, and all copies, duplicates, and compilations thereof, to the Company.

            Employee acknowledges that a violation of this Section 8(b) would lead to inevitable injury to the Company and Commodore by interference with critical customers and employees of the Company or Commodore.

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         9. NONCOMPETITION.

            (a) For a period from the date hereof until the date specified in
Section 9(b), below, Employee will not, whether individually or as a member of a partnership or as an officer, director, investor, stockholder, creditor, employee or consultant of a corporation or of any other person, limited liability company, partnership or other entity, engage or seek to engage in a business the same as or similar to the Company's or Commodore's cruise business in the same market that the Company or Commodore is operating; provided, however, that following the termination of the Employee's employment with the Company for any reason, the Employee may return to operating the consulting service business he operated prior to the Effective Date of this Agreement. The ownership by Employee of 5% or less of the outstanding stock of any corporation engaged in any such competitive business, but whose stock is listed on a national securities exchange or is a Nasdaq listed stock, shall not be deemed by itself to be a violation by Employee of this Section. In the event that for any reason there should be a determination by a court of competent jurisdiction that the provisions of this Section are too broad or unreasonable or unenforceable as such, then such provisions shall be deemed modified and fully enforceable as so modified to the extent that such a court would find them fair, reasonable and enforceable under the circumstances.

            (b) This Section 9 shall be in effect for the longer of one year or the unexpired term of this Agreement in the event the Employee voluntarily terminates his employment with the Company or the Company terminates the Employee under Section 7. In any other event of termination of this Agreement, this Section 9 shall terminate on the date of the termination of this Agreement.

         10. MATERIALITY AND REMEDIES. Employee acknowledges that a violation of the noncompetition or nondisclosure provisions of Sections 8 and 9 will cause irreparable injury to the Company and Commodore in that their vital confidential or proprietary knowledge will become public knowledge causing them to lose their competitive advantage and goodwill. Therefore, since damage to the Company and Commodore will be difficult to ascertain, the Company shall be entitled without the showing or proving of any factual damages sustained to a temporary restraining order or injunction granted by a competent court of equity to prevent a breach or further breach of Sections 8 and 9 of this Agreement. If a court should nevertheless require a showing of damages, then the Company may meet this burden by showing it has a legitimate business interest to protect and that competition itself will be injurious to the Company and Commodore. Without regard to whether or not the Company seeks or is granted equitable relief, the Company shall not be prejudiced in its right to seek and be awarded damages for breach.

         11. CHANGE OF CONTROL.

             (a) Unless this Agreement has been earlier terminated, upon a Change of Control of the Company, as defined below, Employee shall have the option to terminate this Agreement and receive an amount equal to the continuation of his salary, and a pro rata portion of the Bonus and Expense Allowance and other benefits for the greater of:

                 (1) six months from the date of the Change of Control, or

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                 (2) the time remaining under the Term after the date of the
                     Change of Control.

             Employee must exercise his rights under this Section by notifying the Company in writing within thirty (30) days after the date of the Change of Control. Payment shall be made to Employee in one lump sum within thirty (30) days after receipt of Employee's notice of termination.

             (b) A Change of Control shall have occurred on the date that a majority of the persons on the Board of Directors of the Company are persons (i) who obtained their seats other than in the normal course, as a result of death or voluntary resignation, and (ii) whose appointment to the Board was not with the approval of the majority of the directors in office immediately before his election to the Board of Directors.

         12. ADDITIONAL PAYMENTS UPON TRIGGER EVENTS.

             (a) Unless this Agreement has been earlier terminated, upon the occurrence of one of the Trigger Events defined in (b) below, Employee shall have the option to terminate this Agreement and receive an amount equal to the continuation of his salary, and a pro rata portion of the Bonus and Expense Allowance and other benefits for one year.

             (b) A Trigger Event shall have occurred on the date of any the following events.

                 (i) The Company requires the Employee to provide his services at an office located outside of Miami-Dade, Broward or Palm Beach County, Florida;

                 (ii) The Employee's duties or title are substantially altered by the Company; or

                 (iii) The current Chief Executive Officer of Commodore
                       ceases to hold such position and the Employee is not selected as his permanent successor.

             Employee must exercise his rights under this Section by notifying the Company in writing within thirty (30) days after the date of a Trigger Event. Payment shall be made to Employee in one lump sum within thirty (30) days after his termination.

         13. INDEMNIFICATION. The Company shall indemnify Employee including, without limitation, for legal fees, to the fullest extent provided or permitted under Bermuda law with respect to the performance of his duties hereunder, which indemnification shall survive the termination of this Agreement, anything else to the contrary in this Agreement notwithstanding. Employee, the Company and Commodore, as expeditiously as possible following the execution of this Agreement, shall enter into an indemnification agreement to implement Employee's foregoing rights to indemnification and to provide for advancement of expenses to Employee in the event of indemnification.

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         13. ARBITRATION. Any disagreement between Employee and the Company concerning the interpretation or fulfillment of this Agreement shall be submitted to arbitration pursuant to the rules then prevailing of the American Arbitration Association in Miami, Florida. The ruling of the arbitrator shall be final and binding on the parties and shall be enforceable in any court having jurisdiction thereof. The arbitrator shall have the authority to award the costs of the arbitration, including, without limitation, the legal fees and costs incurred by the parties, to either party as such arbitrator deems appropriate.

         14. ENTIRE AGREEMENT. This Agreement contains the entire agreement concerning employment arrangements between the Company and Employee and supersedes all prior written and oral understandings of the parties with respect thereto. This Agreement may not be changed except by a writing signed by the party against whom the enforcement of any waiver, change, extension, modification or discharge is sought.

         15. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or sent by certified mail, overnight courier or by facsimile (with confirmation of transmission) to the party involved at the address shown on the signature page, or to such other address as either party may specify to the other in writing. The earlier of the date of actual receipt of the date two days after the date of mailing of such notice shall be deemed to be the date of delivery thereof.

         16. ASSIGNMENT. This Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, Employee, his heirs and personal representatives, but may not be assigned by Employee. This Agreement may be assigned by the Company, provided, however, that it may not be assigned to any affiliate of the Company unless the affiliate assignee's obligations hereunder are guaranteed by the Company.

         17. SEVERABILITY. In the event any term, Section or provision of this Agreement or its application to any circumstances shall to any extent be deemed invalid or unenforceable, the remainder of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         18. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         19. CONSULTATION OF ATTORNEYS. The Company and Employee acknowledge that they each have had the opportunity to consult its or his respective attorney with respect to this Agreement and that they each understand its contents.

         20. SECTION HEADINGS. The section headings contained herein are for reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         21. APPROVAL OF BOARD OF DIRECTORS. Notwithstanding anything to the contrary set forth herein, this Agreement shall be subject to the approval of the Board of Directors of Commodore and shall not become effective until such approval is received.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first written above.

EMPLOYEE                               COMPANY

                                       NEW COMMODORE CRUISE LINES LIMITED

                                       By:    /s/ Frederick A. Mayer
                                              ---------------------------------
/s/ Ronald Kurtz                       Its:   Chief Executive Officer
----------------------------------
Ronald Kurtz

ADDRESS:                               ADDRESS:

__________________________________     4000 Hollywood Boulevard
__________________________________     Suite 385, South Tower
__________________________________     Hollywood, Florida 33021

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